Exhibit 99.1

FOR IMMEDIATE RELEASE: JANUARY 16, 2024

LEGGETT & PLATT ANNOUNCES RESTRUCTURING PLAN

TO DRIVE IMPROVED PERFORMANCE AND PROFITABLE GROWTH

Carthage, Mo., January 16, 2024 —

•	Continuing to adapt Bedding Products strategy to advance innovative, higher-value content and provide additional product solutions for our customers

•	Optimizing manufacturing and distribution footprint to enhance the efficiency of our business while maintaining ability to service our customers

•	Executing plan initiatives expected to generate $40 to $50 million of annualized EBIT benefit when fully implemented in late 2025

•	Withdrawing company’s long-term financial targets

•	Recording an estimated $450 million long-lived asset impairment charge in 4Q23 related to prior year acquisitions in Bedding Products segment

Diversified manufacturer Leggett & Platt announced that it is implementing a Restructuring Plan primarily in its Bedding Products segment and to a lesser extent, in its Furniture, Flooring & Textile Products segment. In response to evolving markets, the Company is taking actions to improve manufacturing and distribution efficiency, advance its product strategy, and further support customer needs. These actions are expected to generate $40 to $50 million in EBIT benefit on an annualized run-rate basis when fully implemented in late 2025.

President and CEO Mitch Dolloff commented, “We are taking actions to create a more focused, agile organization with a portfolio of products and operating footprint aligned with the markets we serve. The bedding market has experienced unprecedented change in recent years and the competitive landscape has continued to evolve. Reshaping our Bedding Products strategy is expected to better position us for long-term success as the leading provider of bedding solutions across the value chain. In addition, optimizing our operating footprint in both Bedding Products and Furniture, Flooring & Textile Products will reduce complexity and enhance the efficiency of our business. Looking forward, we expect to advance key product growth, improve profitability, and drive enhanced value for customers and shareholders.”

OVERVIEW OF INITIATIVES

The major Bedding Products initiatives that are part of the Restructuring Plan include:

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Refocusing Strategy: We are continuing to reshape our Bedding Products business to focus on innovative, higher-value content, driven by customer and end-consumer needs. We are proud of our long history of providing product solutions our customers value and see further opportunities to do so in both innersprings and specialty foam, from components to private label finished goods.

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Optimizing Manufacturing and Distribution Footprint: We plan to consolidate certain locations across the Bedding Products segment, reducing our manufacturing and distribution footprint of 50 facilities to approximately 30 to 35 facilities. Creating a new and more efficient regional distribution network will support our ability to maintain sufficient manufacturing capacity in fewer, higher-output facilities to effectively serve our customers and better align with anticipated future market demand. These actions should allow us to integrate our specialty foam and innerspring capabilities while maintaining market-leading service and product quality levels and improving overall efficiency.

The initiatives outlined above are expected to enable profitable growth through expanded product capabilities and increased content at attractive price points, reduce costs, and create shareholder value.

In Furniture, Flooring & Textile Products we plan to consolidate a small number of production facilities in Home Furniture and Flooring Products to better align capacity with regional demand and drive operating efficiencies.

FINANCIAL IMPACT

In total, the initiatives are expected to reduce annual sales by approximately $100 million and generate $40 to $50 million in EBIT benefit on an annualized run-rate basis when fully implemented in late 2025, with some of the benefit starting to be realized in the second half of 2024. Additionally, we anticipate receiving approximately $60 to $80 million in net cash proceeds from the sale of real estate associated with the initiatives, with transactions largely complete by the end of 2025.

We expect to incur restructuring and restructuring-related costs of $65 to $85 million, of which approximately half are anticipated to be incurred in 2024 and the remainder in 2025. This includes $30 to $40 million in cash costs, the majority of which are anticipated to be incurred in 2024. In the first half of 2024, we anticipate $20 to $25 million of restructuring and restructuring-related costs (approximately half in cash costs).

LONG-TERM FINANCIAL TARGETS

In connection with the Restructuring Plan, we are withdrawing our previously stated Total Shareholder Return goal of 11-14% and financial targets, including revenue growth, EBIT margin, and dividend payout ratio. Revised financial targets will be issued at a future date. We are not changing our objectives of maintaining our investment grade debt ratings and our current dividend practices.

FOURTH QUARTER 2023 IMPAIRMENT CHARGE

In addition, but unrelated to the Restructuring Plan, we are impairing an estimated $450 million of long-lived assets (primarily intangibles) associated with prior year acquisitions in the Bedding Products segment. Prolonged weak demand and changing market dynamics have created disruption and financial instability for some of our customers. As a result, recent efforts by certain customers to improve their financial position are expected to reduce our future sales and earnings. We are not otherwise updating guidance for, or reporting upon, our fourth quarter 2023 or full year 2023 financial results. These financial results and 2024 full year guidance will be released on February 8, 2024.

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FOR MORE INFORMATION: Visit Leggett’s website at www.leggett.com.

COMPANY DESCRIPTION: Leggett & Platt (NYSE: LEG) is a diversified manufacturer that designs and produces a broad variety of engineered components and products that can be found in many homes and automobiles. The 141-year-old Company is a leading supplier of bedding components and private label finished goods; automotive seat comfort and convenience systems; home and work furniture components; geo components; flooring underlayment; hydraulic cylinders for material handling and heavy construction applications; and aerospace tubing and fabricated assemblies.

FORWARD-LOOKING STATEMENTS: This press release contains “forward-looking” statements including the positioning of the Company for long-term success as the leading provider of bedding solutions across the value chain; reducing complexity and enhancing the efficiency of our business; advancing key product growth; improving profitability; driving enhanced value for customers and shareholders; integrating our specialty foam and innerspring capabilities; delivering profitable growth through expanded product capabilities; increasing content at attractive price points; reducing costs; creating shareholder value; the amounts and timing of restructuring and restructuring related costs (cash and non-cash); the amount and timing of EBIT benefit; the amount and timing of the reduction of sales; the amount and timing of proceeds from the sale of facilities; the number of Bedding Product segment production and distribution facilities to be consolidated; reduced future sales and earnings; the amount of long-lived asset impairment; the maintenance of our investment grade debt ratings and current dividend practices; and the underlying assumptions

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relating to the forward-looking statements. These statements are identified either by the context in which they appear or by use of words such as “anticipate,” “estimate,” “expected,” “plan, “should,” or the like. All such forward-looking statements are expressly qualified by the cautionary statements described in this provision. Any forward-looking statement reflects only the beliefs of the Company or its management at the time the statement is made. Because all forward-looking statements deal with the future, they are subject to risks, uncertainties and developments which might cause actual events or results to differ materially from those envisioned or reflected in any forward-looking statement. Moreover, we do not have, and do not undertake, any duty to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement was made. For all of these reasons, forward-looking statements should not be relied upon as a prediction of actual future events, objectives, strategies, trends or results.

It is not possible to anticipate and list all risks, uncertainties and developments which may cause actual events or results to differ from forward-looking statements. However, some of these risks and uncertainties include the following: (i) the preliminary nature of the estimates related to the Restructuring Plan, and the amount of long-lived asset impairment, and the possibility that all or some of the estimates may change as the Company’s analysis develops, and additional information is obtained; (ii) our ability to timely implement the Restructuring Plan in a manner that will positively impact our financial condition and results of operation; (iii) our ability to timely dispose of assets pursuant to the Restructuring Plan and obtain expected proceeds; (iv) the impact of the Restructuring Plan on the Company’s relationships with its employees, customers and vendors; (v) our ability to accurately forecast future sales and earnings; (vi) factors that may cause the Company to be unable to achieve the expected benefits of the Restructuring Plan; (vii) sufficient cash generation to pay the dividend at current levels; and (viii) the risks and uncertainties detailed from time to time in reports filed by the Company with the Securities and Exchange Commission, including reports filed on Forms 8-K, 10-Q and 10-K.

CONTACT: Investor Relations, (417) 358-8131 or invest@leggett.com

Cassie J. Branscum, Vice President of Investor Relations

Kolina A. Talbert, Manager of Investor Relations

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